WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from Consolidated
Balance  Sheets as of  December  31,  1996 and the  Consolidated  Statements  of
Operations  for the twelve  months  ended  December 31, 1996 as qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                                          0000077543
<MULTIPLIER>                                        1,000


<PERIOD-TYPE>                                  12-MOS
<FISCAL-YEAR-END>                              DEC-31-1996
<CASH>                                              9,745
<SECURITIES>                                            0
<RECEIVABLES>                                     188,120
<ALLOWANCES>                                            0
<INVENTORY>                                        37,914
<CURRENT-ASSETS>                                  354,780 <F1>
<PP&E>                                             34,129
<DEPRECIATION>                                    (23,013)
<TOTAL-ASSETS>                                    464,292 <F2>
<CURRENT-LIABILITIES>                             298,036
<BONDS>                                            96,893
<PREFERRED-MANDATORY>                                 100
<PREFERRED>                                             0
<COMMON>                                            5,032
<OTHER-SE>                                              0
<TOTAL-LIABILITY-AND-EQUITY>                      464,292 <F3>
<SALES>                                                 0
<TOTAL-REVENUES>                                1,270,284
<CGS>                                                   0
<TOTAL-COSTS>                                  (1,215,806)
<OTHER-EXPENSES>                                     (492)
<LOSS-PROVISION>                                        0
<INTEREST-EXPENSE>                                 (9,871)
<INCOME-PRETAX>                                   (69,773) <F4>
<INCOME-TAX>                                         (830)
<INCOME-CONTINUING>                               (70,603)
<DISCONTINUED>                                          0
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                      (70,603)
<EPS-PRIMARY>                                      (15.13)
<EPS-DILUTED>                                           0

<F1>              Includes  Equity in  Construction  Joint  Ventures of $78,233,
                  Unbilled Work of $35,600, and Other Short-Term Assets of $5,168, not currently reflected in this tag list.

<F2>              Includes  investments  in and  advances to Real  Estate  Joint
                  Ventures of $71,253, Land Held for Sale or Development of $21,520, and Other Long-Term Assets of $5,623, not currently reflected in this tag list.

<F3>              Includes  Deferred  Income  Taxes  and  Other  Liabilities  of
                  $31,297,  Minority  Interest  of  $2,508,  Paid-In  Surplus of
                  $57,080,   Retained   Deficit  of   $20,666,   ESOT   Related
                  Obligations of $(3,856), and Treasury Stock of $(2,132).

<F4>              Includes  General,  Administrative  and  Selling  Expenses  of
                  $33,988 and a write down of certain real estate assets of $79,900, not currently reflected on this tag list.

